DUFF & PHELPS

CONFIDENTIAL

SORL

SORL Auto Parts, Inc.

November 29, 2019

Fairness Analysis Presented to the Special Committee of Independent Directors

Duff & Phelps Disclaimer

- The following pages contain materials that are being provided by Duff & Phelps, LLC ("Duff & Phelps") to the special committee of independent directors (the "Special Committee") of the board of directors (the "Board of Directors") (solely in its capacity as the Special Committee) of SORL Auto Parts, Inc. (the "Company") in the context of a meeting of the Special Committee held to consider the Proposed Transaction (as defined herein).
- The accompanying materials are, and any Opinion (as defined herein) will be, compiled and presented on a confidential basis, solely for the use and benefit of the Special Committee in connection with its evaluation of the Proposed Transaction and may not be, in whole or in part, distributed to any other party, publicly disclosed, or relied upon for any other purpose without the prior written consent of Duff & Phelps or as otherwise provided in the engagement letter among Duff & Phelps, the Company, and the Special Committee.
- Because these materials were prepared for use in the context of an oral presentation to the Special Committee, whose members are familiar with the business and affairs of the Company, neither Duff & Phelps nor any of its respective legal or financial advisors or accountants, take any responsibility for the accuracy or completeness of any of the accompanying materials if used by persons other than the Special Committee.
- These materials are not intended to represent an Opinion and shall not be treated, construed, used or relied upon in any way as an Opinion. These materials are intended to serve as discussion materials for the Special Committee and as a summary of the basis upon which Duff & Phelps may render an Opinion, and are incomplete without reference to, and should be viewed solely in conjunction with, the discussion between Duff & Phelps and the Special Committee.
- The accompanying material does not, and any Opinion provided by Duff & Phelps would not: (i) address the merits of the underlying business decision to enter into the Proposed Transaction versus any alternative strategy or transaction; (ii) constitute a recommendation as to how the Special Committee, the Board of Directors, or any stockholder should vote or act with respect to any matters relating to the Proposed Transaction; or (iii) create any fiduciary duty on the part of Duff & Phelps to any party.
- The information utilized in preparing this presentation was obtained from the Company and from public sources under the assumption that they are complete and accurate as of the date of provision. Duff & Phelps did not independently verify such information. Any estimates and forecasts contained herein have been prepared by or are based on discussions with the senior management of the Company and involve numerous and significant subjective determinations, which may or may not prove to be correct. No representation or warranty, expressed or implied, is made as to the accuracy or completeness of such information and nothing contained herein is, or shall be relied upon as, a representation or warranty, whether as to the past or the future.
- No selected company or selected transaction used in our analysis is directly comparable to the Company or the Proposed Transaction.

Table of Contents

Section 01

Introduction and Transaction Overview

Introduction and Transaction Overview

The Engagement

- Duff & Phelps was retained by the Company to serve as independent financial advisor to the Special Committee (solely in its capacity as such).

- Specifically, Duff & Phelps has been asked to provide an opinion (the "Opinion") as to the fairness, from a financial point of view, to the holders of shares of common stock, par value US$0.002 per share, of the Company (each, a "Share" or, collectively, the "Shares"), other than the Excluded Shares and the Dissenting Shares (each as defined below), of the Merger Consideration (as defined below) to be received by such holders in the Proposed Transaction (as defined below) (without giving effect to any impact of the Proposed Transaction on any particular holder of Shares other than in its capacity as a holder of Shares).

The Proposed Transaction

- It is Duff & Phelps' understanding that the Company, Ruili International Inc., a Delaware corporation ("Parent"), and Ruili International Merger Sub Inc., a Delaware corporation and wholly-owned subsidiary of Parent ("Merger Sub"), propose to enter into an Agreement and Plan of Merger (the "Merger Agreement"), dated as of the date hereof, the execution version of which Duff & Phelps has reviewed is dated November 29, 2019.

- Pursuant to the Merger Agreement, among other things, Merger Sub will merge with and into the Company, whereupon the separate corporate existence of Merger Sub will cease and the Company will continue as the surviving corporation, and in connection with such merger, each issued and outstanding Share (other than the Excluded Shares and Dissenting Shares) will be converted automatically into the right to receive US$4.72 in cash per Share without interest (the "Merger Consideration") (collectively, the "Proposed Transaction").

- The Proposed Transaction is subject to, among other closing conditions, a non-waivable closing condition that the Merger Agreement shall have been adopted and the Proposed Transaction shall have been approved at the Stockholders' Meeting (as defined below), or any adjournment or postponement thereof, by the affirmative vote (in person or by proxy) of (i) the holders of a majority of the outstanding Shares entitled to vote thereon and (ii) Unaffiliated Stockholders (as defined below) holding a majority of the outstanding Shares entitled to vote thereon owned by all Unaffiliated Stockholders. The terms and conditions of the Proposed Transaction are more fully set forth in the Merger Agreement. "Unaffiliated Stockholders" and "Stockholders' Meeting" shall have the meanings set forth in the Merger Agreement.

- For purposes of this Opinion, (i) "Excluded Shares" shall mean, collectively, (a) Shares held by any of Parent, Merger Sub, the Rollover Shareholders (as defined below), Ruili Group Co., Ltd. and any of their respective Affiliates (including the Rollover Shares (as defined below)) and (b) Shares held by the Company or any wholly-owned Subsidiary of the Company (or held in the Company's treasury); and (ii) "Affiliate", "Dissenting Shares", "Rollover Shareholders", "Rollover Shares" and "Subsidiary" shall have the meanings set forth in the Merger Agreement.

Introduction and Transaction Overview

Scope of Analysis

Duff & Phelps has made such reviews, analyses and inquiries as it has deemed necessary and appropriate under the circumstances. Duff & Phelps also took into account its assessment of general economic, market and financial conditions, as well as its experience in securities and business valuation, in general, and with respect to similar transactions, in particular. Duff & Phelps' procedures, investigations, and financial analysis with respect to the preparation of its analysis included, but were not limited to, the items summarized below:

1. Reviewed the following documents:
   - The Company's annual reports and audited financial statements on Form 10-K filed with the Securities and Exchange Commission ("SEC") for the years ended December 31, 2014 through 2018 and the Company's unaudited interim financial statements for the nine months ended September 30, 2018 and September 30, 2019 included in the Company's Form 10-Q filed with the SEC;
   - The unaudited balance sheet for Ruili Group Ruian Auto Parts Co., Ltd. as of September 30, 2019, prepared in accordance with accounting principles generally accepted in the U.S., provided by management of the Company;
   - A detailed financial projection model for the years ending December 31, 2019 through 2024, prepared and provided to Duff & Phelps by the management of the Company, upon which Duff & Phelps has relied, with your consent, in performing its analysis (the "Management Projections");
   - Other internal documents relating to the history, past and current operations, financial conditions, and probable future outlook of the Company, provided to Duff & Phelps by management of the Company;
   - A letter dated November 25, 2019 from the management of the Company, which made certain representations as to the Management Projections and the underlying assumptions of such projections; and
   - Documents related to the Proposed Transaction (the "Transaction Documents"), including the execution version, each dated as of November 29, 2019, of (i) the Merger Agreement; (ii) the Equity Contribution and Voting Agreement by and among Parent and Rollover Shareholders; (iii) the Undertaking made by Parent, Merger Sub, Rollover Shareholders and certain other parties thereto; and (iv) the Equity Commitment Letter by and between Ruili Group Co., Ltd. and Parent.
2. Discussed the information referred to above and the background and other elements of the Proposed Transaction with the management of the Company;
3. Discussed with the management of the Company with respect to the Company's future business operations;
4. Reviewed the historical trading price and trading volume of the Shares and the publicly traded securities of certain other companies that Duff & Phelps deemed relevant;
5. Performed certain valuation and comparative analyses using generally accepted valuation and analytical techniques including a discounted cash flow analysis, an analysis of selected public companies that Duff & Phelps deemed relevant, and an analysis of selected transactions that Duff & Phelps deemed relevant; and
6. Conducted such other analyses and considered such other factors as Duff & Phelps deemed appropriate.

Introduction and Transaction Overview

Ownership Summary

Fully Diluted Ownership


Institutional Investors 4.1%
Public & Other Shareholders 37.0%
Buyer Consortium 58.8%

SORL Auto Parts, Inc. - Ownership

Current Shareholders	Shares	% of Ownership
Buyer Consortium		
Zhang, Xiao Ping (Chairman & CEO)	9,087,527	47.1%
Chi, Shu Ping (Executive Director)	1,135,938	5.9%
Zhang, Xiao Feng (Director)	1,135,938	5.9%
Buyer Consortium	11,359,403	58.8%
Top 10 Institutional Investors		
Bridgeway Capital Management, Inc.	325,387	1.7%
GAMCO Investors, Inc. (NYSE:GBL)	243,000	1.3%
Susquehanna International Group, LLP	94,539	0.5%
Simplex Trading, LLC	38,101	0.2%
Citadel Advisors, LLC	37,890	0.2%
Cable Hill Partners, LLC	17,766	0.1%
T. Rowe Price Group, Inc. (NasdaqGS:TROW)	15,300	0.1%
Allianz Asset Management AG	12,972	0.1%
Geode Capital Management, LLC	7,831	0.0%
Founders Capital Management Inc	5,000	0.0%
Top 10 Institutional Investors	797,786	4.1%
Total Institutional Investors	799,148	4.1%
Public & Other Shareholders	7,146,370	37.0%
Total Shares Outstanding	19,304,921	100.0%

Source: Company filings, Capital IQ, Company management

Trading Analysis

SORL Auto Parts, Inc. - Trading History and Selected Public Market Observations

April 25, 2018 to November 27, 2019



Index Scale and SORL Price - 100% Baseline on April 25, 2018
160.0%
140.0%
120.0%
100.0%
80.0%
60.0%
40.0%
April 25, 2019
SORL received the non-binding going-private proposal at USD4.26 in cash per common share.
4/25/2018
5/25/2018
6/25/2018
7/25/2018
8/25/2018
9/25/2018
10/25/2018
11/25/2018
12/25/2018
1/25/2019
2/25/2019
3/25/2019
4/25/2019
5/25/2019
6/25/2019
7/25/2019
8/25/2019
9/25/2019
10/25/2019
11/27/2019
SORL Stock Price
S&P 500 Automobiles & Components
S&P 500 Auto Parts & Equipment
Baseline



Share Price
Volume (thousands)
$7.00
$6.50
$6.00
$5.50
$5.00
$4.50
$4.00
$3.50
$3.00
$2.50
$2.00
$1.50
$1.00
4,000
3,500
3,000
2,500
2,000
1,500
1,000
500
0
May 15, 2018
SORL reported Q1'18 earnings results. The Company reported revenue of USD107.7 million and net income of USD0.43 per share for the three months ended March 31, 2018.
November 14, 2018
SORL reported Q3'18 earnings results. The Company reported revenue of USD108.6 million and net loss of USD0.29 per share for the three months ended September 30, 2018.
August 14, 2018
SORL reported Q2'18 earnings results. The Company reported revenue of USD128.5 million and net income of USD0.35 per share for the three months ended June 30, 2018.
April 1, 2019
SORL reported FY2018 earnings results. The Company reported revenue of USD468.0 million and net income of USD0.66 per share for FY2018.
May 15, 2019
SORL reported Q1'19 earnings results. The Company reported revenue of USD136.2 million and net income of USD0.46 per share for the three months ended March 30, 2019.
November 14, 2019
SORL reported Q3'19 earnings results. The Company reported revenue of USD112.2 million and net income of USD0.22 per share for the three months ended September 30, 2019.
April 25, 2019
SORL received a non-binding proposal from a consortium comprimised of Mr. Xiaoping Zhang, Ms. Shuping Chi, Mr. Xiaofeng Zhang and Ruili Group Co., Ltd. to acquire all of the outstanding shares of common stock of the Company not already owned by the consortium for USD4.26 in cash per common share in a going-private transaction.
August 14, 2019
SORL reported Q2'19 earnings results. The Company reported revenue of USD139.4 million and net income of USD0.29 per share for the three months ended June 30, 2019.
4/25/18
5/25/18
6/25/18
7/25/18
8/25/18
9/25/18
10/25/18
11/25/18
12/25/18
1/25/19
2/25/19
3/25/19
4/25/19
5/25/19
6/25/19
7/25/19
8/25/19
9/25/19
10/25/19
11/27/19
Volume
Price
30-day Trailing VWAP
60-day Trailing VWAP
90-day Trailing VWAP
Offer

Offer Price Premium Relative to:

Current (11/27/19)	$3.39	39.2%
One Day Prior	$3.74	26.2%
30- Day VWAP (1)	$3.23	46.1%
60- Day VWAP (1)	$3.23	46.3%
90- Day VWAP (1)	$2.93	61.2%

(1) Trailing Volume Weighted Average Price (VWAP) pior to April 25, 2019.

SORL Auto Parts, Inc. Historical Trading Metrics

(in thousands, except per Share)

During one year prior to Offer	
Average Closing Price	$3.91
High	$6.83
Low	$1.88
Average Volume	133.2
% of Shares Issued and Outstanding	0.7%
% of Float	1.7%
Post Offer	
Average Closing Price	$3.36
High	$3.89
Low	$3.06
Average Volume	39.1
% of Shares Issued and Outstanding	0.2%
% of Float	0.5%

Source: Capital IQ

Introduction and Transaction Overview

Proposed Transaction

SORL Auto Parts, Inc. - Offer Price Premium Relative To

	Share Price	Implied Premium
Share price as of 11/27/19	$3.39	39.2%
One-day prior (4/24/19)	$3.74	26.2%
One-week prior (4/18/19)	$3.21	47.0%
30-days trailing VWAP prior to April 25, 2019	$3.23	46.1%
60-days trailing VWAP prior to April 25, 2019	$3.23	46.3%
90-days trailing VWAP prior to April 25, 2019	$2.93	61.2%
Offer Price	**$4.72**	

Source: Capital IQ and SEC filings

SORL Auto Parts, Inc. - Implied Multiples

(USD in millions, except per Share data)

		Offer $4.72
Fully Diluted Common Shares Issued and Outstanding (millions)	19.3	
Implied Common Equity Value		**$91.1**
Less: Cash and restricted cash		(47.2)
Less: Deposit related to loan agreements		(11.4)
Less: Loan to related party (1)		(24.6)
Less: Excess net working capital		(15.8)
Plus: Borrowings from a related party (2)		8.1
Plus: Transition tax payable and other non-recurring tax items (3)		9.1
Plus: Non-controlling interest (4)		11.1
Plus: Short-term bank loans		225.3
Plus: Long-term debt		4.7
Implied Enterprise Value		**$250.5**
Implied Offer Multiples:		
EV / LTM EBITDA	$48.7	5.1x
EV / 2019 EBITDA	$55.6	4.5x
EV / 2020 EBITDA	$58.8	4.2x
EV / LTM EBIT	$35.5	7.1x
EV / 2019 EBIT	$40.9	6.1x
EV / 2020 EBIT	$40.4	6.2x
EV / LTM Revenue	$499.8	0.50x
EV / 2019 Revenue	$528.0	0.48x
EV / 2020 Revenue	$587.7	0.42x

(1) Loan to Ruili Group Co., Ltd.
(2) Interest-free borrowings from Wenzhou Ruili Kormee Automotive Electronics Co., Ltd, a subsidiary of Ruili Group Co., Ltd.
(3) Reflects the present value of remaining payments related to the transition tax to be paid pursuant to the U.S. Tax Cut and Jobs Act of 2017 and other tax penalty liabilities.
(4) The Company operates through its 90.0% ownership in Ruili Group Ruian Auto Parts Co., Ltd. ("Joint Venture"), and the remaining 10.0% equity of the Joint Venture is owned by Ruili Group Co., Ltd. Value range of noncontrolling interest calculated based on the implied enterprise value range and other assets and liabilities held at the Joint Venture.

Note: Balance sheet data and LTM as of September 30, 2019. Financial performance metrics presented are adjusted to exclude public company costs and non-recurring income (expenses). Government grants are included in EBITDA and EBIT metrics.

Introduction and Transaction Overview

Valuation Summary

Valuation Range Conclusion

(RMB in thousands, except per Share values or otherwise noted)

	Low		High	Offer Price
Enterprise Value				
Discounted Cash Flow Analysis	¥1,530,000	-	¥1,760,000	
Selected Public Companies / M&A Transactions Analysis	¥1,580,000	-	¥1,770,000	
Enterprise Value Range	**¥1,555,000**	**-**	**¥1,765,000**	
Plus: Cash and restricted cash	332,065	-	332,065	
Plus: Deposits related to loan agreements	80,000	-	80,000	
Plus: Loan to related party (1)	172,818	-	172,818	
Plus: Excess net working capital	111,000	-	111,000	
Less: Borrowings from related party (2)	(57,174)	-	(57,174)	
Less: Transition tax payable and other non-recurring tax items (3)	(63,955)	-	(63,955)	
Less: Noncontrolling interest (4)	(57,700)	-	(78,700)	
Less: Short-term bank loans	(1,583,965)	-	(1,583,965)	
Less: Long-term debt	(32,749)	-	(32,749)	
Equity Value Range	**¥455,341**	**-**	**¥644,341**	
RMB to USD FX Rate (as of 11/27/2019)	7.03	-	7.03	
Equity Value Range (USD)	**$64,780**	**-**	**$91,669**	
Fully Diluted Shares Issued and Outstanding	19,304,921	-	19,304,921	**Offer Price**
Value Per Share Range (USD)	**$3.36**	**-**	**$4.75**	**$4.72**

Implied Valuation Multiples

		Low		High	Offer Price
EV / LTM EBITDA	¥342,129	4.5x	-	5.2x	5.1x
EV / 2019 EBITDA	¥389,980	4.0x	-	4.5x	4.5x
EV / 2020 EBITDA	¥414,878	3.7x	-	4.3x	4.2x
EV / LTM EBIT	¥249,639	6.2x	-	7.1x	7.1x
EV / 2019 EBIT	¥286,913	5.4x	-	6.2x	6.1x
EV / 2020 EBIT	¥284,703	5.5x	-	6.2x	6.2x
EV / LTM Revenue	¥3,513,127	0.44x	-	0.50x	0.50x
EV / 2019 Revenue	¥3,700,000	0.42x	-	0.48x	0.48x
EV / 2020 Revenue	¥4,144,000	0.38x	-	0.43x	0.42x

Note: Balance sheet data and LTM as of September 30, 2019. Financial performance metrics presented are adjusted to exclude public company costs and non-recurring income (expenses). Government grants are included in EBITDA and EBIT metrics.

(1) Loan to Ruili Group Co., Ltd.
(2) Interest-free borrowings from Wenzhou Ruili Kormee Automotive Electronics Co., Ltd, a subsidiary of Ruili Group Co., Ltd..
(3) Reflects the present value of remaining balance related to the transition tax to be paid pursuant to the U.S. Tax Cut and Jobs Act of 2017 and the other tax penalty liabilities.
(4) The Company operates through its 90.0% ownership in Ruili Group Ruian Auto Parts Co., Ltd. ("Joint Venture"), and the remaining 10.0% equity of the Joint Venture is owned by the Ruili Group Co., Ltd. Value range of noncontrolling interest calculated based on the concluded enterprise value range and other assets and liabilities held at the Joint Venture.

Introduction and Transaction Overview

Per Share Valuation Range


$4.72 Offer Price
Discounted Cash Flow Analysis
$3.19
$4.72
Selected Public Companies / M&A Transactions Analysis
$3.52
$4.78
Concluded Range
$3.36
$4.75
Value per Share (USD)
$2.50
$3.00
$3.50
$4.00
$4.50
$5.00
$5.50

Section 02

Valuation Analysis

Valuation Analysis

Historical and Projected Financial Performance

Historical and Projected Financial Performance

(RMB in thousands)

	2014A	2015A	2016A	2017A	2018A	YTD 9/30/2018	YTD 9/30/2019	LTM 9/30/2019	Management Projections 2019P	2020P	2021P	2022P	2023P	2024P	'14-'18 CAGR	'18-'24 CAGR
Commercial Vehicles Brake Systems Revenue	¥1,203,142	¥1,126,763	¥1,505,658	¥2,224,103	¥2,586,912	¥1,866,425	¥2,228,244	¥ 2,948,732	¥3,034,000	¥3,398,080	¥3,669,926	¥3,890,122	¥4,084,628	¥4,248,013	21.1%	8.6%
Growth	NA	(6.3%)	33.6%	47.7%	16.3%	24.3%	19.4%	13.9%	17.3%	12.0%	8.0%	6.0%	5.0%	4.0%		
Passenger Vehicles Brake Systems Revenue	¥270,853	¥252,153	¥366,186	¥406,300	¥548,414	¥460,359	¥476,341	¥ 564,396	¥666,000	¥745,920	¥805,594	¥853,929	¥896,626	¥932,491	19.3%	9.3%
Growth	NA	(6.9%)	45.2%	11.0%	35.0%	57.3%	3.5%	(1.7%)	21.4%	12.0%	8.0%	6.0%	5.0%	4.0%		
Total Revenue	¥1,473,995	¥1,378,916	¥1,871,844	¥2,630,404	¥3,135,326	¥2,326,784	¥2,704,585	¥3,513,127	¥3,700,000	¥4,144,000	¥4,475,520	¥4,744,051	¥4,981,254	¥5,180,504	20.8%	8.7%
Growth	NA	(6.5%)	35.7%	40.5%	19.2%	29.7%	16.2%	11.1%	18.0%	12.0%	8.0%	6.0%	5.0%	4.0%		
Commercial Vehicles Brake Systems Gross Profit	¥367,385	¥336,695	¥456,841	¥648,662	¥703,361	¥460,399	¥626,759	¥ 869,721	¥849,520	¥951,462	¥1,027,579	¥1,089,234	¥1,143,696	¥1,189,444	17.6%	9.2%
Margin %	30.5%	29.9%	30.3%	29.2%	27.2%	24.7%	28.1%	29.5%	28.0%	28.0%	28.0%	28.0%	28.0%	28.0%		
Passenger Vehicles Brake Systems Gross Profit	¥82,706	¥74,526	¥90,987	¥108,444	¥186,545	¥206,031	¥160,512	¥ 141,026	¥206,460	¥223,776	¥233,622	¥239,100	¥251,055	¥261,097	22.5%	5.8%
Margin %	30.5%	29.6%	24.8%	26.7%	34.0%	44.8%	33.7%	25.0%	31.0%	30.0%	29.0%	28.0%	28.0%	28.0%		
Total Gross Profit	¥450,091	¥411,222	¥547,828	¥757,105	¥889,906	¥666,430	¥787,270	¥ 1,010,747	¥1,055,980	¥1,175,238	¥1,261,202	¥1,328,334	¥1,394,751	¥1,450,541	18.6%	8.5%
Margin %	30.5%	29.8%	29.3%	28.8%	28.4%	28.6%	29.1%	28.8%	28.5%	28.4%	28.2%	28.0%	28.0%	28.0%		
EBITDA	¥177,754	¥175,076	¥216,950	¥321,244	¥344,080	¥290,920	¥288,969	¥ 342,129	¥389,980	¥414,878	¥437,853	¥453,965	¥475,313	¥493,245	18.0%	6.2%
Margin %	12.1%	12.7%	11.6%	12.2%	11.0%	12.5%	10.7%	9.7%	10.5%	10.0%	9.8%	9.6%	9.5%	9.5%		
Growth	NA	(1.5%)	23.9%	48.1%	7.1%	12.0%	(0.7%)	(2.9%)	13.3%	6.4%	5.5%	3.7%	4.7%	3.8%		
EBIT	¥131,939	¥128,349	¥168,332	¥258,875	¥264,776	¥230,684	¥215,547	¥ 249,639	¥286,913	¥284,703	¥291,066	¥294,217	¥301,778	¥303,209	19.0%	2.3%
Margin %	9.0%	9.3%	9.0%	9.8%	8.4%	9.9%	8.0%	7.1%	7.8%	6.9%	6.5%	6.2%	6.1%	5.9%		
Growth	NA	(2.7%)	31.2%	53.8%	2.3%	7.2%	(6.6%)	(9.0%)	8.4%	(0.8%)	2.2%	1.1%	2.6%	0.5%		
Capital Expenditures	¥24,495	¥19,886	¥110,227	¥341,473	¥381,606	¥278,678	¥258,131	¥ 361,060	¥355,722	¥328,200	¥223,776	¥213,482	¥199,250	¥181,318		
% of Revenue	1.7%	1.4%	5.9%	13.0%	12.2%	12.0%	9.5%	10.3%	9.6%	7.9%	5.0%	4.5%	4.0%	3.5%		
% of EBITDA	13.8%	11.4%	50.8%	106.3%	110.9%	95.8%	89.3%	105.5%	91.2%	79.1%	51.1%	47.0%	41.9%	36.8%		
Net Working Capital	¥772,363	¥660,438	¥770,042	¥1,213,315	¥838,261			¥1,482,920	¥1,444,810	¥1,555,470	¥1,680,639	¥1,782,187	¥1,871,368	¥1,946,463		
% of Revenue	52.4%	47.9%	41.1%	46.1%	26.7%			42.2%	39.0%	37.5%	37.6%	37.6%	37.6%	37.6%		

Note: Financial performance metrics presented are adjusted to exclude public company costs and non-recurring income (expenses). Government grants are included in EBITDA and EBIT metrics.
Source: SEC filings and Company management

Valuation Analysis

Discounted Cash Flow Analysis – Methodology and Key Assumptions

Discounted Cash Flow Methodology

- Duff & Phelps performed a discounted cash flow analysis of the projected unlevered free cash flows.
- Unlevered free cash flow is defined as cash generated by the business that is available to either reinvest or to distribute to security holders.
- Projected free cash flows are discounted to the present using a discount rate which reflects their relative risk.
- The discount rate is equivalent to the rate of return that security holders could expect to realize on alternative investment opportunities with similar risk profiles.

Discounted Cash Flow Key Assumptions

- Duff & Phelps utilized and relied upon the Management Projections for the fiscal years ending December 31, 2019 through 2024 (excluding public company expenses, as provided by the management of the Company) and a review of the Company's historical performance and other factors to develop the DCF analysis.
- Beyond the projection period, Duff & Phelps estimated the "terminal value" using a perpetuity formula.
- Duff & Phelps discounted the resulting free cash flows and terminal value using a weighted average cost of capital range of 12.00% to 13.00%, derived from the Capital Asset Pricing Model.
- The following is a summary of the Management Projections utilized in the discounted cash flow analysis:
  - The Company's net revenue increases at a compound annual growth rate ("CAGR") of 8.7% from 2018 to 2024.
  - The Company's EBITDA margin averages 9.8% from 2019 to 2024.
  - The Company's EBIT margin averages 6.5% from 2019 to 2024.
  - Capital expenditures average 5.8% of revenue from 2019 to 2024.
  - Net working capital averages 37.8% of revenue from 2019 to 2024.

Valuation Analysis

DCF Analysis Summary

Discounted Cash Flow Analysis

(RMB in thousands, except per share values or otherwise noted)

	2018A	2019P	2020P	2021P	2022P	2023P	2024P	Terminal Year
Net Revenue	¥3,135,326	¥3,700,000	¥4,144,000	¥4,475,520	¥4,744,051	¥4,981,254	¥5,180,504	¥5,180,504
Growth	*19.2%*	*18.0%*	*12.0%*	*8.0%*	*6.0%*	*5.0%*	*4.0%*	
EBITDA	¥344,080	¥389,980	¥414,878	¥437,853	¥453,965	¥475,313	¥493,245	¥493,245
Margin	*11.0%*	*10.5%*	*10.0%*	*9.8%*	*9.6%*	*9.5%*	*9.5%*	*9.5%*
Growth	*7.1%*	*13.3%*	*6.4%*	*5.5%*	*3.7%*	*4.7%*	*3.8%*	

	2019 Q4	2020P	2021P	2022P	2023P	2024P	Terminal Year
Earnings Before Interest and Taxes	¥71,366	¥284,703	¥291,066	¥294,217	¥301,778	¥303,209	¥337,904
Pro Forma Taxes	(6,865)	(24,057)	(30,233)	(29,900)	(30,323)	(29,940)	(35,144)
Net Operating Profit After Tax	¥64,501	¥260,646	¥260,833	¥264,316	¥271,455	¥273,269	¥302,760
Depreciation	27,744	122,478	139,090	152,051	165,838	182,339	147,644
Amortization	1,900	7,697	7,697	7,697	7,697	7,697	7,697
Purchase of PP&E	(97,591)	(328,200)	(223,776)	(213,482)	(199,250)	(181,318)	(155,415)
(Increase) / Decrease in Working Capital (1)	(72,972)	(110,659)	(125,169)	(101,548)	(89,181)	(75,094)	(65,822)
Free Cash Flow (2)	-¥76,418	-¥48,038	¥58,674	¥109,034	¥156,558	¥206,893	¥236,864

Enterprise Value Range	**Low**	**High**
Terminal Growth Rate	3.50%	3.50%
Weighted Average Cost of Capital	13.00%	12.00%
Enterprise Value Range	**¥1,530,000**	**¥1,760,000**
Implied Per Share Value Range (USD)	$3.19	$4.72

Implied Valuation Multiples			
EV / LTM EBITDA	¥342,129	4.5x	5.1x
EV / 2019 EBITDA	¥389,980	3.9x	4.5x
EV / 2020 EBITDA	¥414,878	3.7x	4.2x
EV / LTM EBIT	¥249,639	6.1x	7.1x
EV / 2019 EBIT	¥286,913	5.3x	6.1x
EV / 2020 EBIT	¥284,703	5.4x	6.2x
EV / LTM Revenue	¥3,513,127	0.44x	0.50x
EV / 2019 Revenue	¥3,700,000	0.41x	0.48x
EV / 2020 Revenue	¥4,144,000	0.37x	0.42x

(1) Working capital change in 2019 reflects normalized level.
(2) Prior to application of 10% dividend withholding tax, which is calculated based on levered cash flows and discounted separately at the cost of equity derived in the WACC calculation and included in the enterprise value range.

Note: LTM data as of September 30, 2019. Financial performance metrics presented are adjusted to exclude public company costs and non-recurring income (expenses). Government grants are included in EBITDA and EBIT metrics.

Valuation Analysis

Selected Public Companies / M&A Transactions Analysis Methodology

Selected Public Companies Analysis

- Duff & Phelps selected nineteen publicly traded companies that were deemed relevant to its analysis.
- Duff & Phelps analyzed the financial performance of each of the publicly traded companies. Duff & Phelps then analyzed the selected public companies' trading multiples, including enterprise value to LTM and projected revenue, EBITDA, EBITDA less capital expenditures and EBIT.

Selected M&A Transactions Analysis

- Duff & Phelps selected precedent transactions that it determined to be relevant to its analysis. Duff & Phelps computed the LTM revenue, EBITDA and EBIT for each of the target companies (where publicly disclosed). Duff & Phelps then calculated the implied enterprise value to LTM revenue, EBITDA and EBIT multiples for each transaction.

Duff & Phelps analyzed a number of factors in comparing the Company to the selected public companies and the targets in the selected M&A transactions, including historical and forecasted growth in revenue and profits, profit margins and other characteristics that we deemed relevant.

Duff & Phelps selected multiples that reflect the Company's size, growth outlook, capital requirements, profit margins, revenue mix, and other characteristics relative to the group.

None of the companies utilized for comparative purposes in the following analysis are directly comparable to the Company, and none of the transactions utilized for comparative purposes in the following analysis are directly comparable to the Proposed Transaction. Duff & Phelps does not have access to non-public information of any of the companies used for comparative purposes. Accordingly, a complete valuation analysis of the Company and the Proposed Transaction cannot rely solely upon a quantitative review of the selected companies and selected transactions, and involves complex considerations and judgments concerning differences in financial and operating characteristics of such companies and targets, as well as other factors that could affect their value relative to that of the Company. Therefore, the Selected Public Companies / Selected M&A Transactions Analysis is subject to certain limitations.

Valuation Analysis

Selected Public Companies Analysis – Financial Metrics

Selected Public Companies Analysis

COMPANY INFORMATION	REVENUE GROWTH					EBITDA GROWTH					EBITDA MARGIN					EBIT GROWTH					EBIT MARGIN				
Company Name	3-YR CAGR	LTM	2019	2020	2021	3-YR CAGR	LTM	2019	2020	2021	3-YR AVG	LTM	2019	2020	2021	3-YR CAGR	LTM	2019	2020	2021	3-YR AVG	LTM	2019	2020	2021
China Auto Parts Companies:																									
Minth Group Limited	17.9%	4.8%	5.4%	13.5%	11.2%	17.1%	-4.9%	14.6%	13.9%	8.1%	23.4%	21.3%	23.7%	23.7%	23.1%	15.0%	-13.7%	15.2%	14.9%	13.7%	18.7%	15.5%	18.2%	18.4%	18.8%
China XD Plastics Company Limited	8.5	10.0	NA	NA	NA	-0.3	2.2	NA	NA	NA	15.5	14.0	NA	NA	NA	-5.1	-11.3	NA	NA	NA	12.2	9.8	NA	NA	NA
Xiezhong International Holdings Limited (1)	NM	3.3	16.5	15.4	16.3	NM	NM	NM	NM	15.7	NM	NM	7.1	11.9	11.8	NM	NM	NM	NM	27.9	NM	NM	0.1	5.1	5.6
China Yuchai International Limited	5.8	8.7	1.9	10.5	NA	10.3	-21.3	-32.5	38.3	NA	11.5	9.6	7.1	8.9	NA	16.3	-26.7	-42.9	59.8	NA	8.6	7.1	4.5	6.6	NA
China Automotive Systems, Inc.	3.8	-14.7	-14.0	8.0	NA	-30.5	-28.6	76.2	6.2	NA	6.1	3.6	6.3	6.2	NA	NM	NM	NM	23.6	NA	2.9	-0.1	2.2	2.6	NA
Group Median	**7.1%**	**4.8%**	**3.6%**	**12.0%**	**13.7%**	**5.0%**	**-13.1%**	**14.6%**	**13.9%**	**11.9%**	**13.5%**	**11.8%**	**7.1%**	**10.4%**	**17.4%**	**15.0%**	**-13.7%**	**-13.9%**	**23.6%**	**20.8%**	**10.4%**	**8.4%**	**3.4%**	**5.8%**	**12.2%**
Global Brake Companies:																									
Knorr-Bremse Aktiengesellschaft	4.5%	-19.5%	4.9%	-2.1%	4.8%	-0.9%	-14.8%	12.1%	-2.4%	6.7%	17.9%	18.6%	18.8%	18.7%	19.0%	-1.4%	-18.8%	8.5%	-4.5%	8.6%	14.9%	14.9%	15.3%	14.9%	15.4%
Brembo S.p.A.	8.6	3.5	-2.7	2.5	3.1	11.4	7.8	8.4	2.3	3.2	18.0	18.2	19.6	19.5	19.5	10.3	-2.1	-2.3	3.4	3.3	13.1	12.0	12.3	12.4	12.5
Nabtesco Corporation	5.9	1.6	-0.6	4.1	4.9	3.5	45.5	3.8	8.7	10.0	13.0	15.1	13.0	13.6	14.2	5.0	58.5	-4.9	12.8	12.3	9.6	11.0	8.6	9.4	10.0
Meritor, Inc.	11.1	5.0	-0.1	-14.0	4.8	16.7	9.7	-0.4	-17.4	10.6	11.2	11.9	11.4	11.0	11.6	18.5	11.0	-7.8	-23.3	21.6	9.1	9.9	9.3	8.3	9.6
Akebono Brake Industry Co., Ltd.	-4.7	-14.0	NA	NA	NA	9.5	-45.1	NA	NA	NA	6.2	4.6	NA	NA	NA	NM	NM	NA	NA	NA	1.5	-0.3	NA	NA	NA
Haldex AB (publ)	2.3	5.9	0.1	-4.3	4.8	-8.0	11.6	3.3	12.2	15.1	9.5	10.1	9.1	10.7	11.7	-11.8	-6.6	2.0	-6.3	25.2	6.4	5.9	6.1	5.9	7.1
Group Median	**5.2%**	**2.5%**	**-0.1%**	**-2.1%**	**4.8%**	**6.5%**	**8.8%**	**3.8%**	**2.3%**	**10.0%**	**12.1%**	**13.5%**	**13.0%**	**13.6%**	**14.2%**	**5.0%**	**-2.1%**	**-2.3%**	**-4.5%**	**12.3%**	**9.4%**	**10.4%**	**9.3%**	**9.4%**	**10.0%**
U.S. Auto Parts Companies:																									
Magna International Inc.	8.3%	-0.5%	-4.0%	1.4%	-0.3%	9.4%	-5.9%	-10.4%	3.8%	0.7%	10.8%	10.1%	9.8%	10.0%	10.1%	6.3%	-13.2%	-11.7%	3.7%	-3.8%	7.4%	6.3%	6.4%	6.5%	6.3%
Autoliv, Inc.	-1.8	-1.1	-2.0	4.4	5.0	3.3	-12.1	-10.2	11.5	8.2	14.4	12.5	13.2	14.1	14.5	3.7	-15.7	-15.4	16.3	10.9	10.7	9.0	9.0	10.0	10.6
BorgWarner Inc.	5.5	-3.4	-4.6	2.3	6.9	NM	-6.9	-6.2	3.4	4.2	16.5	15.8	16.1	16.3	15.9	NM	-9.0	-8.3	3.0	4.2	12.3	11.6	11.8	11.9	11.6
Lear Corporation	3.3	-7.6	-8.2	3.4	3.2	11.2	-12.1	-18.0	5.1	6.0	10.2	9.9	9.3	9.4	9.7	11.1	-16.9	-25.2	7.4	4.8	8.1	7.4	6.6	6.9	7.0
American Axle & Manufacturing Holdings, Inc.	NM	-7.3	-9.3	-6.9	-1.8	NM	NM	-18.3	4.3	-1.5	NM	NM	14.6	16.4	16.4	NM	NM	-35.2	23.0	0.7	NM	NM	6.4	8.5	8.7
Delphi Technologies PLC	0.2	-10.0	-11.2	-4.1	1.9	1.3	-28.4	-27.8	2.3	10.9	15.7	11.9	12.2	13.1	14.2	0.7	-41.2	-42.4	-1.3	17.4	11.7	7.2	7.1	7.3	8.4
Cooper-Standard Holdings Inc.	NM	NM	NM	-2.5	4.1	NM	NM	NM	19.2	19.7	NM	NM	6.6	8.1	9.3	NM	NM	NM	83.7	54.8	NM	NM	1.5	2.8	4.2
Stoneridge, Inc.	10.3	-0.9	-5.6	0.8	6.6	24.8	-8.3	-14.0	9.1	15.9	11.1	10.9	10.5	11.4	12.4	34.6	-12.3	-23.7	14.7	22.6	7.8	7.4	6.6	7.5	8.6
Group Median	**4.4%**	**-3.4%**	**-5.6%**	**1.1%**	**3.6%**	**9.4%**	**-10.2%**	**-14.0%**	**4.7%**	**7.1%**	**12.8%**	**11.4%**	**11.4%**	**12.2%**	**13.3%**	**6.3%**	**-14.4%**	**-23.7%**	**11.1%**	**7.8%**	**9.4%**	**7.4%**	**6.6%**	**7.4%**	**8.5%**
Aggregate Mean	**5.6%**	**-2.0%**	**-2.1%**	**1.9%**	**5.0%**	**5.3%**	**-7.0%**	**-1.3%**	**7.5%**	**8.9%**	**13.2%**	**12.4%**	**12.3%**	**13.1%**	**14.2%**	**7.9%**	**-8.4%**	**-13.9%**	**14.4%**	**14.9%**	**9.7%**	**8.4%**	**7.8%**	**8.5%**	**9.6%**
Aggregate Median	**5.6%**	**-0.7%**	**-2.3%**	**2.3%**	**4.8%**	**9.4%**	**-7.6%**	**-6.2%**	**5.6%**	**8.2%**	**12.2%**	**11.9%**	**11.4%**	**11.9%**	**14.2%**	**6.3%**	**-12.7%**	**-10.0%**	**10.1%**	**12.3%**	**9.4%**	**8.2%**	**6.6%**	**7.5%**	**8.7%**
SORL Auto Parts, Inc.	**31.5%**	**11.1%**	**18.0%**	**12.0%**	**8.0%**	**25.3%**	**-2.9%**	**13.3%**	**6.4%**	**5.5%**	**11.6%**	**9.7%**	**10.5%**	**10.0%**	**9.8%**	**27.3%**	**-9.0%**	**8.4%**	**-0.8%**	**2.2%**	**9.1%**	**7.1%**	**7.8%**	**6.9%**	**6.5%**

(1) Acquired Sino Evergreen International Limited and its subsidiaries which principally engaged in the operation of car dealership business in December 2018. Pro forma historical EBITDA is not available.

Note: The Company's financial performance metrics presented are adjusted to exclude public company cost and non-recurring income (expenses). The Company's and the selected public companies' EBITDA and EBIT metrics include government grants where applicable.

LTM = Latest Twelve Months
CAGR = Compounded Annual Growth Rate
EBITDA = Earnings Before Interest, Taxes, Depreciation and Amortization
EBIT = Earnings Before Interest and Taxes
Source: Capital IQ, Bloomberg, company filings, press releases

Valuation Analysis

Selected Public Companies Analysis – Valuation Multiples

Selected Public Companies Analysis

($ in millions, except per share data)

COMPANY INFORMATION	MARKET DATA			ENTERPRISE VALUE AS A MULTIPLE OF											
Company Name	Stock Price on 11/27/19	% of 52-Wk High	Enterprise Value	LTM EBITDA	2019 EBITDA	2020 EBITDA	LTM EBIT	2019 EBIT	2020 EBIT	LTM EBITDA - Capex	2019 EBITDA - Capex	2020 EBITDA - Capex	LTM Revenue	2019 Revenue	2020 Revenue
China Auto Parts Companies:															
Minth Group Limited	$3.51	86.1	$3,930	10.2x	8.8x	7.8x	14.1x	11.5x	10.0x	32.4x	23.1x	16.5x	2.18x	2.09x	1.84x
China XD Plastics Company Limited	1.85	60.2	1,009	4.8	NA	NA	6.9	NA	NA	6.5	NA	NA	0.68	NA	NA
Xiezhong International Holdings Limited	0.21	86.2	310	NM	NM	7.3	NM	NM	16.9	NM	NM	NM	1.18	0.99	0.86
China Yuchai International Limited	13.72	70.4	378	1.7	2.3	1.6	2.2	3.5	2.2	2.2	3.3	2.3	0.16	0.16	0.15
China Automotive Systems, Inc.	3.10	74.2	73	4.6	2.7	2.6	NM	NM	6.2	NM	NA	NA	0.17	0.17	0.16
Group Median				**4.7x**	**2.7x**	**4.9x**	**6.9x**	**7.5x**	**8.1x**	**6.5x**	**13.2x**	**9.4x**	**0.68x**	**0.58x**	**0.51x**
Global Brake Companies:															
Knorr-Bremse Aktiengesellschaft	$94.38	83.5	$15,389	14.0x	10.6x	10.6x	17.5x	13.1x	13.0x	16.5x	13.6x	13.5x	2.61x	2.00x	2.03x
Brembo S.p.A.	12.29	94.1	4,274	8.0	7.6	7.5	12.2	12.1	11.7	15.6	NA	NA	1.46	1.49	1.46
Nabtesco Corporation	31.03	92.5	3,488	8.6	10.0	9.2	11.8	15.1	13.3	13.3	23.3	16.3	1.29	1.30	1.25
Meritor, Inc.	25.44	99.5	2,940	5.7	6.0	7.2	6.8	7.4	9.6	7.1	7.9	9.9	0.67	0.68	0.79
Akebono Brake Industry Co., Ltd.	2.24	90.1	553	6.0	NA	NA	NM	NA	NA	NM	NA	NA	0.28	NA	NA
Haldex AB (publ)	5.15	67.7	361	6.5	7.4	6.6	11.1	11.1	11.9	13.4	26.5	14.7	0.66	0.68	0.71
Group Median				**7.3x**	**7.6x**	**7.5x**	**11.8x**	**12.1x**	**11.9x**	**13.4x**	**18.5x**	**14.1x**	**0.98x**	**1.30x**	**1.25x**
U.S. Auto Parts Companies:															
Magna International Inc.	$55.63	97.4	$19,178	4.7x	5.0x	4.8x	7.6x	7.7x	7.4x	7.7x	8.5x	8.0x	0.48x	0.49x	0.48x
Autoliv, Inc.	82.91	92.2	9,195	8.6	8.2	7.4	11.9	12.0	10.3	16.1	14.4	11.7	1.08	1.08	1.04
BorgWarner Inc.	42.50	91.8	9,674	6.0	6.0	5.8	8.2	8.1	7.9	8.7	9.2	8.9	0.95	0.96	0.94
Lear Corporation	122.39	77.1	8,980	4.6	5.0	4.7	6.1	7.0	6.5	6.5	7.5	7.2	0.45	0.46	0.45
American Axle & Manufacturing Holdings, Inc.	9.98	58.9	4,832	4.7	5.0	4.8	10.3	11.4	9.3	8.7	9.5	7.6	0.71	0.73	0.79
Delphi Technologies PLC	12.46	47.4	2,890	5.4	5.5	5.4	8.9	9.4	9.5	21.9	16.7	10.4	0.65	0.67	0.70
Cooper-Standard Holdings Inc.	29.32	38.0	1,160	5.1	5.7	4.8	14.7	25.1	13.6	29.7	36.1	12.9	0.36	0.38	0.39
Stoneridge, Inc.	30.37	89.4	887	9.5	10.3	9.5	14.0	16.5	14.3	15.8	16.6	13.9	1.04	1.09	1.08
Group Median				**5.2x**	**5.6x**	**5.1x**	**9.6x**	**10.4x**	**9.4x**	**12.3x**	**11.9x**	**9.7x**	**0.68x**	**0.70x**	**0.74x**
Aggregate Mean				**6.6x**	**6.6x**	**6.3x**	**10.3x**	**11.4x**	**10.2x**	**13.9x**	**15.5x**	**11.0x**	**0.90x**	**0.91x**	**0.89x**
Aggregate Median				**5.8x**	**6.0x**	**6.6x**	**10.7x**	**11.4x**	**10.0x**	**13.3x**	**14.0x**	**11.1x**	**0.68x**	**0.73x**	**0.79x**

Note: Selected public companies' EBITDA and EBIT metrics include government grants where applicable.

LTM = Latest Twelve Months
Enterprise Value = (Market Capitalization) + (Debt + Preferred Stock + Non-Controlling Interest) – (Cash & Equivalents) – (Net Non-Operating Assets)
EBITDA = Earnings Before Interest, Taxes, Depreciation and Amortization
EBIT = Earnings Before Interest and Taxes
Source: Capital IQ, Bloomberg, company filings, press releases

Valuation Analysis

Selected M&A Transactions Analysis

Selected M&A Transactions Analysis - China

($ in millions)

Announced	Target Name	Target Business Description	Acquirer Name	Enterprise Value	LTM Revenue	LTM EBITDA	LTM EBIT	EBITDA Margin	EBIT Margin	EV / Revenue	EV / EBITDA	EV / EBIT
01/19/2019	Dongfeng Motor Parts & Components (Group) Co., Ltd.	Produces and sells automobile parts and components, such as automotive instrumentation systems, trim systems, brake systems, fuel supply systems, GPS car navigation system components, and body control systems.	Dongfeng Electronic Technology Co.,Ltd.	$567	$1,854	$163	$108	8.8%	5.8%	0.31x	3.5x	5.2x
06/11/2018	Jiangshu Hengyi Automobile Fittings .,LTD	Engages in automobile chassis parts research and development, production and sales	Huada Automotive Technology Corp.,Ltd	$62	$61	$12	$10	19.9%	16.6%	1.01x	5.1x	6.1x
10/09/2017	Shanghai Guangyu Automobile Air Conditioning Compressor CO., Ltd	Researches, designs, manufactures, and sells automotive air conditioning compressors.	Shanghai Beite Technology Co., Ltd.	$76	$36	$6	$5	17.4%	14.7%	2.12x	12.2x	14.5x

	EV / Revenue	EV / EBITDA	EV / EBIT
Mean	**1.15x**	**6.9x**	**8.6x**
Median	**1.01x**	**5.1x**	**6.1x**

Source: Capital IQ, Bloomberg, company filings, press releases

Valuation Analysis

Selected M&A Transactions Analysis

Selected M&A Transactions Analysis - International

($ in millions)

Announced	Target Name	Target Business Description	Acquirer Name	Enterprise Value	LTM Revenue	LTM EBITDA	LTM EBIT	EBITDA Margin	EBIT Margin	EV / Revenue	EV / EBITDA	EV / EBIT
11/08/2018	Agility Fuel Solutions LLC	Designs and manufactures alternative fuel storage and delivery systems and cylinders for medium- and heavy-duty commercial vehicles.	Hexagon Composites ASA	$249	$157	$15	$1	9.3%	0.3%	1.58x	16.9x	NM
11/07/2018	U-Shin Ltd.	Designs, develops, manufactures, sells system devices and control machines, mechanical and electrical systems and components and radio wave application systems.	MinebeaMitsumi Inc.	$546	$1,292	$110	$51	8.5%	3.9%	0.42x	5.0x	10.8x
05/22/2018	Valves Business of Sensata Technologies Holding PLC	Manufactures mechanical valves and assembles tire hardware aftermarket products for pressure applications in tires and fluid control.	Pacific Industrial Co., Ltd.	$173	$117	NA	$20	NA	17.1%	1.48x	NA	8.7x
04/02/2018	Reydel Automotive France SAS	Manufactures complete and functional modular interior systems for car manufacturers.	Samvardhana Motherson Automotive Systems Group B.V.	$153	$1,048	$68	$47	6.5%	4.4%	0.15x	2.2x	3.3x
12/11/2017	Trimet Automotive Holding GmbH	Manufactures aluminum automobile parts, including gearboxes, chassis and engine blocks.	Bohai Automotive Systems CO., LTD.	$101	$183	$12	$6	6.4%	3.2%	0.55x	8.7x	17.2x
06/08/2017	Esmo Corporation	Provides wiring harnesses for the automobile industry in South Korea, offering wiring harnesses for passenger and electric vehicles are various other products.	Rootone Consortium; Route One Fund 2; Route One Fund 3	$66	$69	$6	$5	8.3%	6.7%	0.95x	11.4x	14.1x
05/02/2017	SEG Automotive Germany GmbH	Manufactures starter motors and generators for cars.	China Renaissance Capital; Zhengzhou Coal Mining Machinery Group ; Chizhou Zhongan Zhaoshang Equity Investment	$527	$1,624	$79	($58)	4.8%	-3.6%	0.32x	6.7x	NM
03/21/2017	Halla Stackpole Corporation	Produces and sells powder metallurgy products and automobile parts, including transmission parts and engine parts.	Johnson Electric International (UK) Limited	$160	$141	$26	$20	18.5%	14.2%	1.14x	6.1x	8.0x
02/09/2017	erae Automotive Systems Co., Ltd.	Develops, manufactures, and sells automotive components and modules, including electronic products, steering and driveline products, air conditioning products, braking products and thermal products.	Shanghai Aerospace Automobile Electromechanical Co., Ltd.	$357	$870	$26	($6)	2.9%	-0.7%	0.41x	14.0x	NM

	EV / Revenue	EV / EBITDA	EV / EBIT
Mean	0.78x	8.9x	10.3x
Median	0.55x	7.7x	9.7x
Aggregate Mean	0.87x	8.3x	9.8x
Aggregate Median	0.75x	6.7x	8.7x

Source: Capital IQ, Bloomberg, company filings, press releases

Valuation Analysis

Selected Public Companies / M&A Transactions Analysis Summary

Selected Public Companies / M&A Transactions Analysis Summary

(RMB in thousands, except per share values or otherwise noted)

	Valuation Multiples					Valuation Summary					
Metric	Public Company Range			Public Company Median	Transaction Median	Selected Multiple Range			Company Performance	Enterprise Value Range		
EV / LTM EBITDA	1.7x	-	14.0x	5.8x	6.7x	**4.75x**	-	**5.25x**	¥342,129	¥1,625,112	-	¥1,796,176
EV / 2019 EBITDA	2.3x	-	10.7x	6.0x	NA	**4.00x**	-	**4.50x**	¥389,980	¥1,559,920	-	¥1,754,910
EV / 2020 EBITDA	1.6x	-	10.9x	6.6x	NA	**3.75x**	-	**4.25x**	¥414,878	¥1,555,794	-	¥1,763,233
						Enterprise Value Range				**¥1,580,000**	**-**	**¥1,770,000**
						Implied Per Share Value Range (USD)				$3.52	-	$4.78
										Implied Multiples		
EV / LTM EBIT	2.2x	-	17.5x	10.7x	8.7x				¥249,639	6.3x	-	7.1x
EV / 2019 EBIT	3.5x	-	25.1x	11.4x	NA				¥286,913	5.5x	-	6.2x
EV / 2020 EBIT	2.2x	-	16.9x	10.0x	NA				¥284,703	5.5x	-	6.2x
EV / LTM Revenue	0.16x	-	2.61x	0.68x	0.75x				¥3,513,127	0.45x	-	0.50x
EV / 2019 Revenue	0.16x	-	2.09x	0.73x	NA				¥3,700,000	0.43x	-	0.48x
EV / 2020 Revenue	0.15x	-	2.04x	0.79x	NA				¥4,144,000	0.38x	-	0.43x

Note: LTM as of September 30, 2019. Financial performance metrics presented are adjusted to exclude public company costs and non-recurring income (expenses). Government grants are included in EBITDA and EBIT metrics.